AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2000

                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                NBT BANCORP INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                              16-1268674
---------------------------------                            -------------------
  (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                 52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                  NBT BANCORP INC. EMPLOYEE STOCK PURCHASE PLAN
                  ---------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                DARYL R. FORSYTHE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                NBT BANCORP INC.
          52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815 (607) 337-2265
          -------------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                BRIAN D. ALPRIN, ESQ. AND LAURENCE S. LESE, ESQ.
                          DUANE, MORRIS & HECKSCHER LLP
      1667 K STREET, N.W., SUITE 700, WASHINGTON, D.C. 20006 (202) 776-7800

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
TITLE OF               AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
SECURITIES             TO BE             OFFERING                AGGREGATE              REGISTRATION
TO BE REGISTERED       REGISTERED (1)    PRICE PER SHARE (2)     OFFERING PRICE (2)     FEE
------------------------------------------------------------------------------------------------------
COMMON STOCK,            500,000         $14.38                  $7,190,000             $1,899
$.01 PAR VALUE            SHARES
PER SHARE
------------------------------------------------------------------------------------------------------


(1) PLUS SUCH ADDITIONAL NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE EMPLOYEE STOCK PURCHASE PLAN IN THE EVENT OF A STOCK DIVIDEND OR SPLIT, RECAPITALIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION, COMBINATION, OR EXCHANGE OF SHARES, OR OTHER SIMILAR CORPORATE CHANGE.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE AND BASED, PURSUANT TO RULE 457(H)(1), UPON THE AVERAGE OF THE HIGHEST AND LOWEST QUOTED SELLING PRICES OF THE REGISTRANT'S COMMON STOCK REPORTED ON THE NASDAQ NATIONAL MARKET ON MARCH 17, 2000, A DATE WITHIN FIVE DAYS OF THE DATE ON WHICH THIS REGISTRATION STATEMENT WAS FILED.

          AN INDEX TO EXHIBITS IS INCLUDED ON PAGE 8 OF THIS FORM S-8.

PART I -- INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the note to Form S-8, the document containing the information specified in Items 1 and 2 of Part I of the Form S-8 is not being filed with the Commission as part of this Registration Statement, but will be sent or given to employees as specified by Rule 428(b)(1).

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 -- Incorporation of Certain Documents by Reference

     The following documents and portions of documents filed by NBT Bancorp Inc. ("Bancorp") with the Commission are hereby incorporated into this Registration Statement by reference:

     (a) Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999.

     (b) The description of Bancorp's Common Stock as set forth under the caption "DESCRIPTION OF NBT CAPITAL STOCK" presented in the prospectus portion of NBT's Form S-4 Registration Statement, SEC File No. 333-93197, filed with the Commission on January 11, 2000 and NBT's SEC Rule 424(b)(3) prospectus filed with the Commission on January 14, 2000.

     Bancorp additionally incorporates by reference herein all documents to be subsequently filed by Bancorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, and deems such documents to be incorporated by reference into this Registration Statement and to be part hereof from the dates of filing such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4 -- Description of Securities

     This Item is omitted  because  Bancorp's  Common Stock is registered  under
Section 12 of the Exchange Act.

Item 5 -- Interests of Named Experts and Counsel

     This Item is omitted because it is not applicable.

Item 6 -- Indemnification of Directors and Officers

     Bancorp's Certificate of Incorporation and By-Laws contain provisions providing that Bancorp shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Bancorp, or is or was serving at the request of Bancorp as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the maximum extent authorized and in the manner prescribed by the Delaware General Corporation Law.

     Bancorp's Certificate of Incorporation also provides that a Director of Bancorp shall not be personally liable to Bancorp or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions.

Item 7 -- Exemption from Registration Claimed

     This Item is omitted because it is not applicable.

Item 8 -- Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index included elsewhere herein.

     Pursuant to Instruction (b) under Item 8 of Form S-8, the Registrant hereby undertakes that it will submit or has submitted the Employee Stock Purchase Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9 -- Undertakings

RULE 415 OFFERING

     The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, State of New York, on the 20th day of March, 2000.

                                        NBT BANCORP INC.

                                        By:  /s/ Daryl R. Forsythe
                                           -------------------------------------
                                           Daryl R. Forsythe
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated.

         Signature                                   Title                          Date
         ---------                                   -----                          ----
/s/ Daryl R. Forsythe               President, Chief Executive Officer          March 20, 2000
-----------------------------       and Director (Principal Executive
Daryl R. Forsythe                   Officer)

/s/ Michael J. Chewens              Executive Vice President and                March 20, 2000
-----------------------------       Chief Financial Officer
Michael J. Chewens                  (Principal Financial and Accounting
                                    Officer)

/s/ Everett A. Gilmour              Chairman of the Board of Directors          March 20, 2000
-----------------------------
Everett A. Gilmour

/s/ J. Peter Chaplin                Director                                    March 20, 2000
-----------------------------
J. Peter Chaplin

/s/ Peter B. Gregory                Director                                    March 20, 2000
-----------------------------
Peter B. Gregory

                                    Director                                            , 2000
-----------------------------                                                   --------
William C. Gumble

                                    Director                                            , 2000
-----------------------------                                                   --------
Bruce D. Howe

/s/ Andrew S. Kowalczyk, Jr.        Director                                    March 20, 2000
-----------------------------
Andrew S. Kowalczyk, Jr.

/s/ Dan B. Marshman                 Director                                    March 20, 2000
-----------------------------
Dan B. Marshman

                                    Director                                            , 2000
-----------------------------                                                   --------
John G. Martines

/s/ John C. Mitchell                Director                                    March 20, 2000
-----------------------------
John C. Mitchell

         Signature                                   Title                          Date
         ---------                                   -----                          ----
                                    Director                                            , 2000
-----------------------------                                                   --------
William L. Owens

                                    Director                                            , 2000
-----------------------------                                                   --------
Paul O. Stillman

                                INDEX TO EXHIBITS

     The following documents are attached as exhibits to this Form S-8 or, if annotated by the symbol *, are incorporated by reference as Exhibits to previous filings of the Registrant with the Commission.

Exhibit
Number
-------

5.1       Opinion of Duane, Morris & Heckscher LLP.

23.1      Consent of Duane, Morris & Heckscher LLP
             (contained in their opinion filed as Exhibit 5.1).

23.3      Consent of KPMG LLP.